Exhibit 10.2
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.
THIS NOTE IS REGISTERED WITH THE AGENT PURSUANT TO SECTION 11.4(B) OF THE PURCHASE AGREEMENT (AS DEFINED BELOW). TRANSFER OF ALL OR ANY PORTION OF THIS NOTE IS PERMITTED SUBJECT TO THE PROVISIONS SET FORTH IN SUCH SECTION 11.4(B) WHICH REQUIRE, AMONG OTHER THINGS, THAT NO TRANSFER IS EFFECTIVE UNTIL THE TRANSFEREE IS REFLECTED AS SUCH ON THE REGISTRY MAINTAINED WITH THE AGENT PURSUANT TO SUCH SECTION 11.4(B).
SECURED TERM NOTE
FOR VALUE RECEIVED, VERICHIP CORPORATION, a Delaware corporation (“CHIP”), XMARK CORPORATION, a Canada corporation (“MARK” and together with CHIP, each a “Company” and collectively the “Companies”), hereby, jointly and severally, promise to pay to VALENS OFFSHORE SPV II, CORP. or its registered assigns or successors (as applicable, the “Holder”) in interest, the sum of Eight Million Dollars of the United States (U.S. $8,000,000), together with any accrued and unpaid interest hereon, on March 31, 2009 (the “Maturity Date”) if not sooner indefeasibly paid in full.
Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”) among the Companies, the Holder, each other Purchaser that becomes a party thereto and LV Administrative Services, Inc., as administrative and collateral agent for the Purchasers (the “Agent” together with the Purchasers, collectively, the “Creditor Parties”).
The following terms shall apply to this Secured Term Note (this “Note”):
ARTICLE I
CONTRACT RATE AND AMORTIZATION
1.1 Contract Rate. Subject to Sections 2.2 and 3.9, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to twelve percent (12%) (the “Contract Rate”). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on April 1, 2008, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise. The Contract Rate expressed as an annual rate of interest for the purposes of the Interest Act (Canada) shall be such rate multiplied by 365 (or, where the period for which the interest is being calculated includes February 29th, 366) and divided by 360.

1.2 Principal Payments. The entire outstanding principal balance under this Note together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Companies to the Holder under this Note shall be due and payable on the Maturity Date.
1.3 Optional Redemption. Subject to Section 1.4, the Companies may prepay this Note at any time in full (“Optional Redemption”) without penalty or premium by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note (including Section 1.5), the Purchase Agreement or any other Related Agreement (the “Redemption Amount”). The Companies shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying than an Optional Redemption will occur within seven (7) business days after the date of delivery of the Notice of Redemption (the “Redemption Period”). On or before the expiration of the Redemption Period, the Redemption Amount must be paid in good funds to the Holder. In the event the Companies fail to pay the Redemption Amount as set forth herein, then such Redemption Notice will be null and void. In the event that the Redemption Amount is paid to the Holder within six (6) months of the date of issue of this Note, upon receipt in full of the Redemption Amount in good funds, the Holder will rebate to the Companies fifty percent (50%) of any fees it received from the Company on the date of issue of this Note. If any Notes issued pursuant to the Purchase Agreement, in addition to this Note, are outstanding (collectively, the “Outstanding Notes”) and the Companies pursuant to this Section 1.3 elects to make an Optional Redemption, then the Companies shall take the same action with respect to all Outstanding Notes and make such payments to all holders of Outstanding Notes on a pro rata basis based upon the Redemption Amount of each Outstanding Note.
1.4 Mandatory Prepayments. Upon receipt by any Company or any of its Subsidiaries of proceeds arising from a sale by any Company or any of its Subsidiaries of any of its property or assets (other than sales of assets permitted by the Master Security Agreement or the Purchase Agreement), the Companies shall immediately pay or cause to be paid to the Holder an amount equal to the lesser of (x) 100% of the net proceeds of such sale and (y) the outstanding principal amount of the Obligations. If the Companies are required to make a mandatory prepayment pursuant to this Section 1.4, then the Companies shall take the same action with respect to all Outstanding Notes and make such payments to all holders of Outstanding Notes on a pro rata basis based upon the Principal Amount of each Outstanding Note. The foregoing shall not be deemed to be a consent by any Creditor Party to any such sale transaction to the extent that such consent is required from any Creditor Party pursuant to the Purchase Agreement or the Related Agreements.
1.5 Exit Fee. Upon any repayment or prepayment of all amounts outstanding under this Note including, without limitation, following acceleration of all amounts due and owing under this Note as a result of the occurrence of an Event of Default, the Companies shall, jointly and severally, pay the Holder an exit fee equal to (x) U.S. $120,000 if such amounts are paid prior to the six (6) month anniversary of the date hereof and (y) U.S. $240,000 if such amounts are paid on or after the six (6) month anniversary of the date hereof.

ARTICLE II
EVENTS OF DEFAULT
2.1 Events of Default. The occurrence of any of the following events set forth in this Section 2.1 shall constitute an event of default (“Event of Default”) hereunder:
(a) Any Company shall fail to pay when due any installment of principal, interest or other invoiced fees hereon in accordance herewith, or any Company fails to pay any of the other Obligations (under and as defined in the Master Security Agreement) when due, and, in any such case, such failure shall continue for a period of five (5) business days following the date upon which any such payment was due. For purposes herein, “invoiced fees” shall mean fees set forth on those regularly scheduled monthly invoices received by any Company from the Holder or Agent;
(b) Any Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after the occurrence thereof.
(c) Any material representation or warranty made or furnished by any Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement (other than the Registration Rights Agreement) shall at any time be false or misleading in any material respect on the date as of which made or deemed made.
(d) The occurrence of any material default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness in excess of $100,000 or contingent obligation in excess of $100,000 of any Company or any of its Subsidiaries (including, without limitation, the indebtedness owing by CHIP pursuant to that certain Commercial Loan Agreement dated December 27, 2005 between Applied Digital Solutions, Inc. and CHIP, as amended, restated, modified and/or supplemented from time to time and any other Subordinated Debt (as defined below)) beyond the period of grace (if any) or that is not waived, the effect of which default (i) is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable or (ii) could materially impair the rights of any Creditor Party under the Purchase Agreement or any Related Agreement;
(e) Any Company breaches any of their material agreements (other than this Note, the Purchase Agreement, the Related Agreements, and the agreements described in clause (d) of this definition), and such breach could reasonably be expected to have a Material Adverse Effect;
(f) Any Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(g) (1) Attachments or levies in excess of U.S. $250,000 (or the Canadian dollar equivalent) in the aggregate are made upon any Company or the Companies in the aggregate or any Company’s Subsidiary’s assets or (2) a judgment is rendered against the Company’s or, the Companies in the aggregate, property involving a liability of more than U.S. $250,000 (or the Canadian dollar equivalent) which shall not have been paid, vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;
(h) Any Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;
(i) A Change of Control (as defined below) shall occur with respect to any Company, unless the Agent shall have expressly consented to such Change of Control in writing. A “Change of Control” shall mean any event or circumstance as a result of which (i) any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder and Applied Digital Solutions, Inc. is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% on a fully diluted basis of the then outstanding voting equity interest of any Company, or (ii) the consolidation, merger or other business combination of any Company with or into any other entity, immediately following which the prior stockholders of such Company fail to own, directly or indirectly, at least fifty one percent (51%) of the surviving entity; provided, however, that a Change of Control shall not be deemed to have occurred if (i) such Company enters into a consolidation, merger, share exchange or other business combination with an affiliate or subsidiary of such Company reasonably acceptable to Holder, (ii) the surviving entity assumes all of the obligations of such Company under the Purchase Agreement and the Related Agreements and (iii) after assuming all of the obligations under the Purchase Agreement and the Related Agreements, the surviving entity is and would be Solvent until such obligations are paid in full or otherwise discharged;
(j) (1) The indictment of any Company or any of its Subsidiaries or any executive officer of any Company or any of its Subsidiaries for a felony under any criminal statute, (2) the conviction of any Company or any of its Subsidiaries or any executive officer of any Company or any of its Subsidiaries for a misdemeanor under any criminal statute, or (3) the commencement of a criminal or civil proceeding against any Company or any of its Subsidiaries or any executive officer of any Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies reasonably available include forfeiture of a material portion of the property of such Company or any of its Subsidiaries;
(k) (1) An Event of Default shall occur under and as defined in the Purchase Agreement or any other Related Agreement, (2) any Company or any of its Subsidiaries shall breach any term or provision of the Purchase Agreement or any other Related Agreement (other than the Registration Rights Agreement) in any respect material to any Company and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof or (3) any proceeding shall be brought by any Company to challenge the validity, binding effect of the Purchase Agreement or any Related Agreement;

(l) An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that CHIP shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice;
(m) CHIPs failure to deliver Common Stock to the Holder pursuant to and in the form required by the Purchase Agreement and, if such failure to deliver Common Stock shall not be cured within three (3) business days or the Companies are required to issue a replacement Note to the Holder and the Companies shall fail to deliver such replacement Note within seven (7) business days; or
(n) Any Company or any of its Subsidiaries shall take or participate in any action which would be prohibited under the provisions of any subordination agreement governing any indebtedness for borrowed money of such Company or any of its Subsidiaries which has been subordinated in right of payment to the obligations hereunder (“Subordinated Debt”) or make any payment on the Subordinated Debt to a person or entity that was not entitled to receive such payments under the provisions of any subordination agreement governing such Subordinated Debt.
2.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Companies shall, jointly and severally, pay additional interest on the outstanding principal balance of this Note in an amount equal to one percent (1.00%) per month, and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.
ARTICLE III
MISCELLANEOUS
3.1 Cumulative Remedies. The remedies under this Note shall be cumulative.
3.2 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.
3.3 Notices. Any notice herein required or permitted to be given shall be given in writing in accordance with the terms of the Purchase Agreement.

3.4 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.
3.5 Assignability. This Note shall be binding upon the Companies and their successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.
3.6 Cost of Collection. In case of the occurrence of an Event of Default under this Note, the Companies shall, jointly and severally, pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.
3.7 Governing Law, Jurisdiction and Waiver of Jury Trial.
(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
(b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON ACTUAL RECEIPT THEREOF.

(c) EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND SUCH COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.
3.8 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.
3.9 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.
3.10 Security Interest. The Agent, for the ratable benefit of the Creditor Parties, has been granted a security interest in certain assets of the Companies as more fully described in the Master Security Agreement and the other Related Agreements.
3.11 Construction; Counterparts. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other. This Note may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.
3.12 Registered Obligation. This Note shall be registered (and such registration shall thereafter be maintained) as set forth in Section 11.4(b) of the Purchase Agreement. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Companies of this Note to the new holder or the issuance by the Companies of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with Section 11.4(b) of the Purchase Agreement.

3.13 Judgment Currency. If, for the purpose of obtaining or enforcing judgment against the Companies in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this section referred to as the “Judgment Currency”) an amount due under this Note in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the Exchange Rate (as hereinafter defined) prevailing on the business day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or (b) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this section being hereinafter in this section referred to as the “Judgment Conversion Date”).
If, in the case of any proceeding in the court of any jurisdiction referred to in the preceding paragraph, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the Companies shall pay, on a joint and several basis, such adjusted amount as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date. Any amount due from the Companies under this section shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note. “Exchange Rate” means, in relation to any amount of currency to be converted into another currency pursuant to this Section 3.13, the relevant exchange rate as published in the Wall Street Journal on the relevant date of calculation.
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IN WITNESS WHEREOF, the Company has caused this Secured Term Note to be signed in its name effective as of this 29th day of February, 2008.

VERICHIP CORPORATION
By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer and Chairman of the Board

WITNESS:

/s/ Susan D

XMARK CORPORATION
By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chairman of the Board

WITNESS:

/s/ Susan D